Exhibit (j)

                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder California Tax-Free Income Fund, Scudder Florida Tax-Free Income Fund, and Scudder New York Tax-Free Income Fund (three of the series comprising Scudder State Tax-Free Income Series) in the State Tax-Free Income Funds I Prospectuses, and "Independent Auditors" and "Financial
Statements" in the State Tax-Free Income Series Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 2-81549) of our reports dated October 11, 2001, October 10, 2001 and October 15, 2001, respectively, on the financial statements and financial highlights of Scudder California Tax-Free Income Fund, Scudder Florida Tax-Free Income Fund, and Scudder New York Tax-Free Income Fund included in the respective Fund Annual Reports each dated August 31, 2001.



/s/ERNST & YOUNG LLP

Boston, Massachusetts
December 24, 2001